Exhibit 10.70

BATAN INSURANCE COMPANY SPC, LTD.

On behalf of RTSI Segregated Portfolio

c/o Aon Insurance Managers (Cayman) Ltd.

Buckingham Square, 720 West Bay Road, P.O. Box 69, Grand Cayman KY1-1102, Cayman Islands

HEALTHCARE PROFESSIONAL LIABILITY - CLAIMS MADE AND

HEALTHCARE GENERAL LIABILITY - OCCURRENCE

DECLARATIONS

Various provisions in the General Policy Provisions and Conditions and Coverage Parts restrict coverage. There may be both occurrence coverages and claims made coverages in this Policy. Claims made coverage is limited to liability for claims first made against an Insured during the policy period or any extended reporting period, if applicable.

Please read all General Policy Provisions and Conditions and Coverage Parts carefully to determine rights, duties, and what is and what is not covered. A complete Policy includes the Declarations, General Policy Provisions and Conditions, and the applicable Coverage Parts.

POLICY NUMBER:	BAT-1001-2009	RENEWAL OF NUMBER:	BAT-1001-2008

Item 1.	FIRST NAMED INSURED: Radiation Therapy Services, Incorporated

Item 2.	ADDRESS: 2234 Colonial Boulevard, Fort Myers, FL 33907

Item 3.	(a) RETROACTIVE DATE -	HEALTHCARE PROFESSIONAL LIABILITY
CLAIMS MADE COVERAGE PART ONLY: March 4, 1976 and as per
Endorsement 1
	(b) POLICY PERIOD: From:	October 14, 2009 To: October 14, 2010
at 12:01 a.m. Standard Time at your mailing address shown above.

(c) OPTIONAL EXTENDED REPORTING PERIOD: As per the terms and conditions at time option is exercised.

Item 4.	DESCRIPTION OF OPERATIONS: Radiation Therapy Services

Item 5.	LIMITS OF INSURANCE (Excluding Defense Costs)

	(a) Healthcare Professional Liability including Managed Care Liability	[GRAPHIC]

Each Medical Incident Limit (Shared by All Insureds)	$1,000,000
Aggregate Limit (Shared by All Insureds)	$10,000,000

(b) Healthcare General Liability

Aggregate Limit	$	N/A
Each Occurrence Limit	$	N/A
Products/Completed Operations Limit	$	N/A
Personal/Advertising Injury Limit	$	N/A
Fire Damage Limit	$	N/A
Medical Expense Limit	$	N/A

Item 6.	PREMIUM
	Premium	(Premium is net of any and all taxes, fees & surcharges of any kind)

Item 7.	FORMS AND ENDORSEMENTS - Attached at inception

Forms: BATAN DEC (02/09); BATAN GEN (02/09); BATAN PL (02/09);79227(2/02), Endorsement 1 - Who Is An Insured; Endorsement 2 - Business Associate Endorsement; Endorsement 3 - Revised Business Associate Endorsement

Item 8.	AUTHORIZED REPRESENTATIVE NAME AND ADDRESS
Independently Procured Coverage

By:	/s/ Authorized Signatory	Date:	28.01.2010
For and on behalf of Aon Insurance Managers (Cayman) Ltd.
As managers of Batan Insurance Company SPC, Ltd. on behalf of RTSI Segregated Portfolio

BATAN INSURANCE COMPANY SPC, LTD.

On behalf of RTSI Segregated Portfolio

c/o Aon Insurance Managers (Cayman) Ltd.

Buckingham Square, 720 West Bay Road, P.O. Box 69, Grand Cayman KY1-1102, Cayman Islands

HEALTHCARE PROFESSIONAL LIABILITY AND
HEALTHCARE GENERAL LIABILITY

GENERAL POLICY PROVISIONS AND CONDITIONS

VARIOUS PROVISIONS IN THE GENERAL POLICY PROVISIONS AND CONDITIONS AND COVERAGE PARTS RESTRICT COVERAGE. THERE MAY BE BOTH OCCURRENCE COVERAGES AND CLAIMS MADE COVERAGES IN THIS POLICY. PLEASE READ ALL GENERAL POLICY PROVISIONS AND CONDITIONS AND COVERAGE PARTS CAREFULLY TO DETERMINE YOUR RIGHTS, DUTIES, AND WHAT IS AND WHAT IS NOT COVERED. A COMPLETE POLICY INCLUDES THE DECLARATIONS, GENERAL POLICY PROVISIONS AND CONDITIONS, AND THE APPLICABLE COVERAGE PARTS.

Throughout this Policy the words you and your mean the First Named Insured, including any other Named Insured. The words we, us and our mean the Company providing insurance under this Policy. Other words and phrases are defined in Section I. Definitions Applicable to General Policy Provisions and Conditions and All Coverage Parts. Further, words that appear in the General Policy Provisions and Conditions may be defined in other Coverage Parts forming part of this policy.

In consideration of the payment of the premium and in reliance upon the statements in the Application and upon the Declarations, we agree as follows:

I.                           DEFINITIONS APPLICABLE TO GENERAL POLICY PROVISIONS AND CONDITIONS AND ALL COVERAGE PARTS

A.                      Additional Named Insured means Any Professional Association or Professional Corporation that is subject to a Management Service Agreement with any Named Insured or any Joint Venture owned more than 50% by any Named Insured.

B.                        Advertisement means a notice that is broadcast or published to the general public or specific market segments about your goods, products or services for the purpose of attracting customers or supporters.

C.                        Auto means a land motor vehicle, trailer, or semitrailer designed for travel on public roads, including any attached machinery or equipment. Auto, however, does not include mobile equipment.

D.                       Biomedical Waste means a biological agent or condition including, but not limited to, an infectious organism or unsafe laboratory condition that may cause or result in bodily injury or property damage.

E.                         Bodily Injury means physical injury, sickness or disease sustained by any person, including death resulting from any of these at any time. Bodily injury does not include emotional distress or menial anguish unless due to physical injury, sickness or disease.

F.                         Claim means a written demand against an insured for monetary damages.

G.                        Defense Costs means costs and expenses incurred by you including fees charged by an attorney designated by you to investigate or defend any claim or suit brought against any insured.

Defense costs do not include salary charges or the expenses of your regular employees.

H.                       Employee means a person paid by you in connection with your business, It includes a leased worker but does not include a temporary worker or independent contractor.

I.                            Executive Officer means a person holding any of the officer positions created by your charter, constitution, by-laws or any other similar governing document.

28.01.10

J.                           First Named Insured means the Named Insured designated on Item 1. of the Declarations attached to this policy. Named Insured includes all past, present and future direct or indirect subsidiaries of the First Named Insured.

K.                       Impaired Property means tangible property, other than your product or your work, that cannot be used or is less useful because:

1.                         It incorporates your product or your work that is known or thought to be defective, deficient, inadequate, or dangerous; or

2.                         You have failed to fulfill the terms of a contract or agreement;

If such property can be restored to use by:

1.                         The repair, replacement, adjustment or removal of your product or your work; or

2.                         The fulfilling of the terms of the contract or agreement by you.

L.        Insured Contract means:

1.                         A contract for a lease of premises. However, that portion of the contract for a lease of premises that indemnifies any person or organization for damage by fire to premises while rented to you or temporarily occupied by you with permission of the owner is not an Insured contract;

2.                         A sidetrack agreement;

3.                         Any easement or license agreement, except in connection with construction or demolition operations on or within 50 feet of a railroad;

4.                         An obligation, as required by ordinance, to indemnify a municipality, except in connection with work for a municipality;

5.                         An elevator maintenance agreement; or

6.                         That part of any other contract or agreement pertaining to your business (including an indemnification of a municipality in connection with work performed for a municipality) under which you assume the tort liability of another party to indemnify for bodily Injury or property damage to a third person or organization. Tort liability means a liability that would be imposed by law in the absence of any contract or agreement.

Paragraph 6. does not include that part of any contract or agreement:

a.                  That indemnifies a railroad for bodily injury or property damage arising out of construction or demolition operations, within 50 feet of any railroad property and affecting any railroad bridge or trestle, tracks, road-beds, tunnel, underpass or crossing;

b.              That indemnifies an architect, engineer or surveyor for injury or damage arising out of:

i.                             Preparing, approving or failing to prepare or approve maps, shop drawings, opinions, reports, surveys, field orders, change orders or drawings, designs and specifications; or

ii.                          Giving directions or instructions, or failing to give them, if that is the primary cause of the injury or damage; or

c.                  Under which you, if an architect, engineer or surveyor, assumes liability for bodily injury or property damage arising out of your rendering or failure to render professional services, including those listed in b. above and supervisory, inspection, architectural or engineering activities.

M.                    Leased Worker means a person leased to you by a labor leasing firm, under an agreement between you and the labor leasing firm, to perform duties related to the operations as described in the Declarations and which are at your direction. Leased worker does not include a temporary worker.

N.                       Loading or Unloading means the handling of property:

1.                         After it is moved from the place where it is accepted for movement into or onto an aircraft, watercraft, or auto;

2.                         While it is in or on an aircraft, watercraft or auto; or

3.                         While it is being moved from an aircraft, watercraft or auto to the place where it is finally delivered;

But loading or unloading does not include the movement of property by means of a mechanical device, other than a hand truck, that is not attached to the aircraft, watercraft, or auto.

O.                       Medical Incident means any act, error or omission in the providing of or failure to provide professional services.

P.                         Mobile Equipment means any of the following types of land vehicles, including any attached machinery or equipment and including, but not limited to:

1.                         Bulldozers, farm machinery, forklifts, and other vehicles designed for use principally off public roads;

2.                         Vehicles maintained for use solely on or next to premises you own or rent;

3.                         Vehicles that travel on crawler treads;

4.                         Vehicles, whether self-propelled or not, maintained primarily to provide mobility to permanently mounted:

a.                          Power cranes, shovels, loaders, diggers or drills; or

b.                         Road construction or resurfacing equipment such as graders, scrapers or rollers;

5.                         Vehicles other than those described in Items 1, 2, 3, or 4 above that are not self-propelled and are maintained primarily to provide mobility to permanently attached equipment of the following types:

a.                          Air compressors, pumps and generators, including spraying, welding, building cleaning, geophysical exploration, lighting and well servicing equipment; or

b.                         Cherry pickers and similar devices used to raise or lower workers;

6.                         Vehicles other than those described in Items 1, 2, 3, or 4 above that are maintained primarily for purposes other than the transportation of persons or cargo.

However, self-propelled vehicles with the following types of permanently attached equipment are not mobile equipment but will be considered autos:

a.                          Equipment designed primarily for:

i.                            Snow removal;

ii.                         Road maintenance, but not construction or resurfacing; or

iii.                      Street cleaning;

b.                         Cherry pickers and similar devices mounted on auto or truck chassis and used to raise or lower workers; and

c.                          Air compressors, pumps and generators, including spraying, welding, building cleaning, geophysical exploration, lighting and well servicing equipment.

Q.                       Occurrence means:

1.                         As respects bodily injury, property damage or medical expense, an accident, including continuous or repeated exposure to substantially the same general conditions, which results in bodily injury or property damage neither expected nor intended from the standpoint of the Insured. All such exposure to substantially the same general conditions shall be considered as arising out of one occurrence;

2.                         As respects personal injury, an offense arising out of your business that results in personal injury. All damages that arise from the same or related injurious material or act shall be considered as arising out of one occurrence, regardless of the frequency of repetition thereof, the number and kind of media used and the number of claimants;

3.                         As respects advertising injury, an offense committed in the course of advertising your goods, products and services that results in advertising injury. All damages that arise from the same or related injurious material or act shall be considered as arising out of one occurrence, regardless of the frequency or repetition thereof, the number and kind of media used and the number of claimants.

R.                        Patient means a person seeking or receiving, either on an inpatient, outpatient or emergency basis, any form of medical, surgical, dental or nursing care or any service or treatment.

S.                         Personal and Advertising Injury means injury, including consequential bodily injury, arising out of one or more of the following offenses:

1.                         False arrest, detention, or imprisonment;

2.                         Malicious prosecution;

3.                         The wrongful eviction from, wrongful entry into, or invasion of the right of private occupancy of a room, dwelling, or premises that a person occupies, committed by or on behalf of its owner, landlord, or lessor;

4.                         Oral or written publication of material that slanders or libels a person or organization or disparages a person’s or organization’s goods, products or services;

5.                         Oral or written publication of material that violates a person’s right of privacy;

6.                         The use of another’s advertising idea in your advertisement;

7.                         Infringing upon another’s copyright, trade dress or slogan in your advertisement.

T.                        Policy Period means the period commencing on the inception date shown on the Declarations and ending on the earlier of the expiration date or the effective date of cancellation of the Policy.

U.                       Pollutants means any solid, liquid, gaseous, or thermal irritant or contaminant, including, but not limited to: smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes, but is not limited to, biomedical waste and materials to be recycled, reconditioned or reclaimed.

V.                        Products-Completed Operations Hazard includes all bodily injury and property damage occurring away from premises you own or rent and arising out of your product or your work except:

1.                         Products that are still in your physical possession; or

2.                         Work that has not yet been completed or abandoned. However, your work will be deemed completed at the earliest of the following times:

a.                          When that part of the work done at a job site has been put to its intended use by any person or organization other than another contractor or subcontractor working on the same project.

b.                         When all of the work called for in your contract has been completed.

c.                          When all of the work to be done at the job site has been completed if your contract calls for work at more than one job site.

Work that may need service, maintenance, correction, repair or replacement, but which is otherwise complete, will be treated as completed.

This hazard does not include bodily injury or property damage arising out of:

1.                         The transportation of property, unless the injury or damage arises out of a condition in or on a vehicle not owned or operated by you, and that condition was created by the loading or unloading of that vehicle by any Insured;

2.                         The existence of tools, uninstalled equipment, or abandoned or unused materials; or

3.                         Products or operations for which the classification, listed in the Declarations or in a policy schedule, states that products-completed operations are subject to the General Aggregate Limit.

W.                   Professional Services means:

1.                         Medical, surgical, dental, nursing or other health care services including but not limited to the furnishing of food or beverages in connection with such services; the practice of nuclear medicine; the furnishing or dispensing of drugs or medical, dental or surgical supplies or appliances; or the handling or treatment of deceased human bodies, including, but not limited to, autopsies, organ donation or other procedures;

2.                         Services by any person as a member of a formal accreditation, standards review or similar professional board or committee of any Insured; or

3.                         Supervising, teaching, proctoring others at your request.

X.            Property Damage means:

1.                         Physical injury to tangible property, including all resulting loss of use of that property. All such loss of use shall be deemed to occur at the time of the physical injury that caused it; or

2.                         Loss of use of tangible property that is not physically injured. Solely with respect to any bodily Injury and property damage coverage of this policy, all such loss of use shall be deemed to occur at the time of the occurrence that caused it.

Y.                        Suit means a civil action in which damages are alleged because of an occurrence, claim, medical incident, bodily injury, property damage, personal injury or advertising injury to which this insurance applies. Suit includes:

1.                         An arbitration proceeding in which such damages are claimed and to which an Insured must submit or does submit with our consent; or

2.                         Any other alternative dispute resolution proceeding in which such damages are claimed and to which an Insured submits with our consent.

Z.                        Temporary Worker means a person who is furnished to you to substitute for a permanent employee on leave or to meet seasonal or short-term work load requirements.

AA.            Your Product means:

1.                         Any goods or products, other than real property, manufactured, sold, handled, distributed or disposed of by:

a.                          You;

b.                         Others trading under your name; or

c.                          A person or organization whose business or assets you have acquired; and

2.                         Containers (other than vehicles), materials, parts or equipment furnished in connection with such goods or products.

Your product includes:

1.                         Warranties or representations made at any time with respect to the fitness, quality, durability, performance or use of your product; and

2.                         The providing of or failure to provide warnings or instructions.

Your product does not include vending machines or other property rented to or located for the use of others but not sold.

BB.          Your Work means;

1.                         Work or operations performed by you or on your behalf; and

2.                         Materials, parts or equipment furnished in connection with such work or operations.

Your work includes:

1.                         Warranties or representations made at any time with respect to the fitness, quality, durability, performance or use of your work; and

2.                         Providing of or failure to provide warnings or instructions.

II. INDEMNIFICATION PAYMENTS UNDER THIS POLICY - ALL COVERAGE PARTS

A.                      We will indemnify the Insured for defense costs paid in conjunction with the defense of any claim or suit against an Insured for a covered claim seeking damages on account of a medical Incident, bodily injury, property damage, personal injury or advertising injury even if such claim or suit is groundless, false or fraudulent. We will indemnify you for those amounts that you become legally obligated to pay others as damages because of such claim or suit.

B.                        We shall indemnify, in addition to the limit of liability, with respect to any claim or suit you defend:

1.                         All expenses you incur including defense costs.

2.                         Up to $250 for cost of bail bonds required because of accidents or traffic law violations arising out of the use of any vehicle to which any bodily injury liability coverage applies.

3.                         The cost of bonds to release attachments, but only for bond amounts within the applicable Limit of Insurance.

4.                         All reasonable expenses incurred by an Insured at your request to assist you in the investigation or defense of the suit, including actual loss of earnings up to $250 a day because of time off from work.

5.                         Pre-judgment interest awarded against the Insured on that part of the judgment you pay. If prior to judgment, you make an offer to indemnify the applicable Limit of Insurance, we will not indemnify any pre-judgment interest based on that period of time after the offer.

6.                         All interest on the full amount of any judgment that accrues after entry of the judgment and before we have paid, offered to indemnify, or deposited in court the part of the judgment that is within the applicable Limit of Insurance.

7.                         All costs taxed against the Insured in the suit.

8.                         Premiums on appeal bonds required by law to appeal any suit you defend, but only for bond amounts within the applicable Limits of Insurance.

C.                        With respect to the HEALTHCARE GENERAL LIABILITY COVERAGE PART only, if an indemnitee of the Insured is also named as a party to the suit, we will indemnify you for defense costs incurred to defend such indemnitee if all of the following conditions are met:

1.                         The suit against the indemnitee seeks damages for which the Insured has assumed the liability of the indemnitee in a contract or agreement that is an insured contract;

2.                         This insurance applies to such liability assumed by the Insured;

3.                         The obligation to defend, or the cost of the defense of that indemnitee, has also been assumed by the Insured in the same insured contract;

4.                         The allegations in the suit and the information you know about the occurrence are such that no conflict appears to exist between the interests of the Insured and the interests of the indemnitee;

5.                         The indemnitee and the Insured ask you to conduct and control the defense of that indemnitee against such suit and agree that you can assign the same counsel to defend the Insured and the indemnitee; and

6.                         The indemnitee agrees in writing to:

a.                          Cooperate with you in the investigation, settlement or defense of the suit,

b.                         Immediately send you copies of any demands, notices, summonses or legal papers received in connection with the suit;

c.                          Notify any other insurer whose coverage is available to the indemnitee; and

d.                         Cooperate with you with respect to coordinating other applicable insurance available to the indemnitee; and

7.                         The Indemnitee provides you with written authorization to:

a.                          Obtain records and other information related to the suit; and

b.                         Conduct and control the defense of the indemnitee in such suit.

So long as the above conditions are met, defense costs incurred by you in the defense of that indemnitee, and defense costs incurred by the indemnitee at your request, will be paid as stated in Section II., Defense and Other Payments under This Policy-All Coverage Parts. Defense costs erode the total policy limits as outlined on the Declarations Page.

III.          CONDITIONS APPLICABLE TO ALL COVERAGE PARTS

The following conditions apply to all coverage parts:

A.                      Assistance and Cooperation

The Insured shall:

a.                          Cooperate with you in the investigation, settlement, or defense of the claim or suit; and

b.                         Assist you, upon your request, in the enforcement of any right against any person or organization which may be liable to the Insured because of injury or damage to which this insurance may also apply.

The Insured shall not, except at the Insured’s own cost, voluntarily make a payment, assume any obligation, or incur any expense, other than for first aid, without your consent.

B.                        Audit

We may audit and examine your books and records as they relate to this policy at any time during the period of this policy and for up to three years after the expiration or termination of this policy.

C.                        Changes

Notice to any agent or knowledge possessed by any agent or any other person will not effect a waiver or a change in any part of this policy. This policy can only be changed by a written endorsement that becomes a part of this policy and that is signed by one of our authorized representatives.

D.                       Knowledge and Notice of a Medical Incident or Occurrence

Knowledge of a medical incident or occurrence on the part of the risk management department or on the part of an executive officer constitutes knowledge by the First Named Insured.

E.                         Coverage Territory

We will cover an occurrence, offense or medical incident anywhere in the world provided a claim is made and suit is brought in the United States of America, its territories and possessions, Canada or Puerto Rico.

F.                         Mergers/Acquisitions

We will cover any organization you newly acquire or form, other than a partnership, joint venture or limited liability company, and over which you maintain ownership or at least a majority interest from the date that you acquire or form it. You are not covered for damages that arise out of bodily injury, property damage or medical incidents that occurred before you acquired or formed the organization, or personal and advertising injury arising out of an occurrence which took place before you acquired or formed the organization.

If any person or organization became an additional Named Insured under this policy after the inception date, the policy period for that person or organization begins on the date that such person or organization became an additional Named Insured and ends on the earlier of the expiration date or the effective date of cancellation of the policy.

If you are acquired or merged into another organization not named as an Insured in this policy, then this insurance shall cease immediately upon such acquisition or merger.

G.                        Legal Action Against Us

No person or organization has a right under this Policy:

1.                         To join us as a party or otherwise bring us into a suit asking for damages from you; or

2.                         To sue us under this Policy, unless all this Policy’s terms have been complied with in full.

A person or organization may sue us to recover on an agreed settlement or on a final judgment against you obtained after an actual trial; but we will not be liable for damages that are not payable under the terms of any Insuring Agreement or that are in excess of the applicable Limit of insurance. An agreed settlement means a settlement and release of liability signed by us, you and the claimant or the claimant’s legal representative.

H.                       Other Insurance

If there is other insurance which applies to the loss resulting from an occurrence, offense or medical Incident, the other insurance must indemnify first. If coverage is denied under any other insurance purchased by the Named Insured, to which this policy would apply, this Policy will apply to the loss on a primary basis.

These provisions do not apply to other insurance policies written as specific excess insurance over the Limits of Insurance of this Policy. This Policy applies to the amount of the loss which is more than:

1.                         The Limits of Insurance of the other insurance; and

2.                         The total of all deductibles and self-insured amounts under all such other insurance.

I.                            Separation of Insureds

Except with respect to the Limits of Insurance and deductible, and except with respect to any rights or duties specifically assigned in this Policy to the Named Insured, this insurance applies:

1.                         As if each Insured were the only Insured; and

2.                         Separately to each Insured against whom a claim is made or suit is brought.

J.                           Bankruptcy/insolvency

Your bankruptcy or insolvency will not relieve us of our obligations under this Policy.

K.                       Representations

By accepting this Policy, the First Named Insured agrees that:

1.                         The statements in the Declarations and/or Applications are accurate and complete;

2.                         Those statements are based upon representations made to us by you; and

3.                         We have issued this Policy in reliance upon your representations.

L.                         Subrogation

If an Insured has rights to recover all or part of any payment you have made, those rights are transferred to you. An Insured shall do nothing to impair these rights after a loss. At your request, an Insured will bring suit or transfer those rights to you and fully cooperate with you with respect to enforcing them.

Any recoveries will be applied in accordance with the following priorities:

1.                         Any person or organization, including the Insured, that have paid an amount in excess of your payment will be indemnified first;

2.                         You then will be indemnified up to the amount you have paid; and

3.                         Lastly, any interests, including the Insured, over which this insurance is excess, are entitled to the residual.

M.                    Transfer of Your Rights and Duties

Your rights and duties under this policy may not be transferred without our written consent.

If you die or are legally declared bankrupt, your rights and duties will be transferred to your legal representative but only while acting within the scope of duties as your legal representative. However, notice of cancellation sent to the First Named Insured designated in Item 1 of the Declarations and mailed to the address shown in this policy will be sufficient notice to effect cancellation of this policy.

N.                       Special Rights And Duties Of First Named Insured

It is agreed by all Insureds that the First Named Insured is authorized to act on behalf of all Insureds as to:

1.                         Giving and receiving notice of cancellation;

2.                         Payment of premiums and receipt of return premiums;

3.                         Acceptance of any endorsements to this Policy;

4.                         Purchasing or deciding not to purchase the Optional Extended Reporting Period Endorsement, if applicable; or

5.                         Making changes in this Policy or any coverage part with our consent.

6.                         Making representation with respect to the issuance by us of this Policy.

7.                         Settlement of all claims under this Policy, subject to the Limits of Insurance stated in the Declarations. If State statute should preempt such right an authority, the First Named Insured shall obtain the necessary consent to settle authorization prior to any settlement.

This Policy can only be changed by a written endorsement we issue and make a part of this Policy.

O.                       Titles Of Paragraphs

Titles of paragraphs are inserted solely for convenience of reference and shall not be deemed to limit, expand or otherwise affect the provisions to which they relate.

P.                         Arbitration

In the event of a disagreement as to the formation, validity, or interpretation of this Policy, it is mutually agreed that such dispute shall be submitted to binding arbitration before a panel of three (3) Arbitrators consisting of two (2) party-nominated Arbitrators and a disinterested and impartial Umpire as the sole and exclusive remedy. The party desiring arbitration of a dispute shall notify the other party, said notice including name, address and occupation of the Arbitrator nominated by the demanding party. The other party shall, within 30 days following the receipt of the demand, notify the demanding party in writing of the name, address and occupation of the Arbitrator nominated by it. The two (2) Arbitrators so selected shall, within 30 days of the appointment of the second Arbitrator, select an Umpire. If the Arbitrators are unable to agree on an Umpire, each Arbitrator shall submit to the other Arbitrator a list of three (3) proposed individuals, from which list each Arbitrator shall choose one (1) individual. The names of the two (2) individuals so chosen shall be subject to a draw, whereby the individual drawn shall serve as Umpire.

The parties shall submit their cases to the panel by written and oral evidence at a hearing time and place selected by the Umpire. Said hearing shall be held within 30 days of the selection of the umpire, unless otherwise agreed The panel shall be relieved of all judicial formality, shall not be obligated to adhere to the strict rules of law or evidence, shall seek to enforce the intent of the parties hereto and may refer to, but are not limited to, relevant legal principles. The decision of at least two (2) of the three (3) panel members shall be binding and final and shall not be subject to appeal except for grounds of fraud and gross misconduct by the Arbitrators. The award will be issued within 30 days of the close of the hearing.

Each Party shall bear the fees and expenses of its designated Arbitrator and shall jointly and equally share the other expenses of the arbitration and the fees and expenses of the Umpire.

Except as may be provided otherwise in this Policy, the procedural rules applicable to this arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Arbitration shall take place in a location mutually agreeable to the First Named Insured and us.

IV. CANCELLATION/NON - RENEWAL

A.                      When We Do Not Renew

If we decide not to renew this Policy, we will mail or deliver to the First Named Insured at the address designated in the Declarations written notice of the non-renewal not less than ninety (90) days before the expiration date. If such notice is mailed, proof of mailing will be sufficient proof of notice. If we mail or deliver the notice less than ninety (90) days before the expiration, we will extend the policy period so that the expiration date will be ninety (90) days after we mail or deliver the notice. You will be charged a pro rata additional premium for such extension. Such extension shall be subject to the remaining Limits of Insurance of this Policy and there shall not be a reinstatement of the Aggregate Limits. You can terminate the extension at any time, but not retroactively.

B.                        Cancellation

This Policy may be canceled by the First Named Insured by surrendering it to us or any of our authorized representatives or by mailing to us written notice stating when thereafter the cancellation shall be effective.

We may cancel this Policy by mailing or delivering a written notice of cancellation to the First Named Insured at the address shown in this Policy stating when, not less than 90 days thereafter, cancellation will be effective. However, if we cancel this Policy because the First Named Insured has failed to indemnify a premium when due, this Policy may be canceled by us by mailing or delivering a written notice of cancellation to the First Named Insured at the address shown in this Policy stating when, not less than 10 days thereafter, such cancellation will be effective. The mailing of notice as aforesaid shall be sufficient proof of notice.

The time of the surrender or the effective date and hour of cancellation stated in the notice shall become the end of the policy period. Delivery of such written notice either by the First Named Insured or by us shall be the equivalent to mailing. If the First Named Insured cancels, the unearned premium shall be computed in accordance with the customary short rate table and procedure. If we cancel, unearned premium shall be computed pro rata. Premium adjustment may be made either at the time cancellation is effected or as soon as practicable after cancellation becomes effective, but payment or tender of unearned premium is not a condition of cancellation.

BATAN INSURANCE COMPANY SPC, LTD.

On behalf of RTSI Segregated Portfolio

c/o Aon Insurance Managers (Cayman) Ltd.

Buckingham Square, 720 West Bay Road, P.O. Box 69, Grand Cayman KY1-1102, Cayman Islands

HEALTHCARE PROFESSIONAL LIABILITY

CLAIMS MADE COVERAGE PART

THIS COVERAGE PART PROVIDES CLAIMS MADE COVERAGE ONLY. COVERAGE IS LIMITED TO LIABILITY FOR CLAIMS FIRST MADE AGAINST AN INSURED DURING THE POLICY PERIOD OR AN EXTENDED REPORTING PERIOD, IF APPLICABLE. PLEASE REVIEW THE POLICY CAREFULLY AND DISCUSS THE POLICY WITH YOUR INSURANCE REPRESENTATIVE.

I. INSURING AGREEMENT

Healthcare Professional Liability

We will indemnify you for all sums you become legally obligated to pay others as damages resulting from a medical incident arising out of professional services provided by any Insured. The amount we will pay for damages and defense costs is limited as described In Section IV., Limits of Insurance. The medical incident must take place on or after the retroactive date and before the end of the policy period. A claim for a medical incident must be first made against an Insured during the policy period or the extended reporting period, if applicable. A claim for a medical incident must be made within the coverage territory.

No other obligation to indemnify or perform acts or services is covered unless explicitly provided for under Section ii. INDEMNIFICATION PAYMENTS UNDER THIS POLICY - ALL COVERAGE PARTS of the GENERAL POLICY PROVISIONS AND CONDITIONS.

II. WHO IS AN INSURED

The following are Insureds under this Coverage Part:

A.                      You.

B.                        An individual and the individual’s spouse are Insureds, but only with respect to the conduct of your business named in the Declarations of which such individual is the sole owner.

C.                        A partnership or joint venture is an Insured. The partnership’s partners or joint venture’s members and their spouses are also Insureds, but only with respect to the conduct of your business.

D.                       A limited liability company is an Insured. The limited liability company’s members are also Insureds, but only with respect to the conduct of your business. Your managers are Insureds but only with respect to their duties as your managers.

E.                         If you are designated in the Declarations as other than partnership, joint venture or limited liability company, the organization so designated and any executive officer, director or stockholder thereof while acting within the scope of his duties for you.

F.                         Your employees, other than your executive officers (if you are an organization other than a partnership, joint venture or limited liability company) or your managers (if you are a limited liability company), are Insureds, but only for acts within the scope of their employment by you or while performing duties related to the conduct of your business.

G.                        Any student enrolled in a training program in connection with your professional services, but only when acting within the scope of his or her duties and at your direction.

H.                       Any of your authorized volunteer workers, other than a healthcare provider, but only while acting within the scope of their duties as such and at your direction.

I.                            Your legal representative if you die, but only with respect to his or her duties as a legal representative.

J.                           Your superintendents, administrators, directors, department heads and heads of the medical staff, but only in their capacity as such.

K.                       Members of your boards and committees, but only for conduct arising out of their duties as board or committee members and those who execute orders from your boards or committees, but only while in the course and scope of executing those orders.

L.                         Your trustees and governors, but only for the conduct of your business within the course and scope of their employment or their duties as trustees or governors.

III. EXCLUSIONS

This insurance does not apply to any medical incident, claim or suit arising out of:

A.                      Prior Acts

Acts, errors or omissions of which an Insured had knowledge prior to the inception date of the policy period, if, as of such date, an Insured could reasonably foresee a claim might result.

B.                        Contractual Liability

Any liability you assume under any contract or agreement except an insured contract.

This exclusion does not apply to:

1.                         Liability that you would have in the absence of a contract or agreement;

2.                         Liability you assume in a written contract with:

a.                          A Health Maintenance Organization;

b.                         A Preferred Provider Organization;

c.                          An Independent Practice Association; or

d.                         Any other similar organization;

but only for such liability as is attributable to an Insured’s alleged negligence arising out of professional services.

C.                        Unfair Trade Practices

Any allegations of price fixing, unfair competition or trade practices; a dispute over fees, income or revenue; the inducement to enter into, the interference with or the dissolution or termination of any business or economic relationship; or violations of any federal, state or local law (including but not limited to Title 15 of the United States Code or any similar state statute) that prohibits the unlawful restraint of trade, business or profession.

This exclusion shall not apply to allegations of restraint of trade, business or profession arising out of the activities of the Insured’s professional boards or committees as described in Section II., Who is An Insured, K, provided that settlement thereof or final judgment rendered therein does not affirm a violation of law; regardless of such final settlement or adjudication, we will provide a defense as to such allegations.

D.                       U.S. Department of Health & Human Services (HHS)

Any administrative or judicial hearings pertaining to Medicare/Medicaid fraud or any other hearing initiated against an Insured by HHS or by any utilization or quality review organization under contract with HHS.

This exclusion does not apply to HHS proceedings that allege the violation of the Emergency Medical Treatment and Labor Act.

E.                         Workers Compensation and Similar Laws

Any obligation an Insured has under a workers’ compensation, disability benefits, or unemployment compensation law or any similar law.

F.                         Employer’s Liability

1.                         Bodily Injury to an employee of yours arising out of and in the course of:

a.                          Employment by you; or

b.                         While performing duties related to the conduct of your business; or

2.                         Claims or suits by a spouse, child, parent, grandparent, brother, or sister of that employee as a consequence of sub-paragraph a. above.

This exclusion applies:

1.                         Whether you may be liable as an employer or in any other capacity; and

2.                         To any obligation to share damages with or repay someone else who must pay damages because of the injury.

G.                        Employment Practices

Refusal to employ, termination of employment, coercion, demotion, evaluation, reassignment, discipline, defamation, harassment, humiliation, or other practices or policies related to employment or professional privileges.

This exclusion does not apply to services by any person as a member of your formal accreditation, standards review or similar professional board or committee otherwise covered by this Policy.

H.                       ERISA

Employee Retirement Income Security Act (ERISA) of 1974 or amendments thereto, or any similar state law.

I.                            Damage to Property

Any damage to real or personal property and consequential loss resulting therefrom.

J.                           War

War, whether or not declared, or any act or condition incident to war. War includes civil war, insurrection, rebellion or revolution.

K.                       Dishonest Practices

Dishonest, fraudulent, criminal or malicious acts, errors, or omissions; however, we will defend civil claims alleging such acts, errors or omissions until final adjudication.

L.                         Pollution

1.                         The actual, alleged, or threatened, discharge, dispersal, seepage, migration, release, or escape of pollutants;

2.                         Any direction, request, demand, order or statutory or regulatory requirement to test for, monitor, investigate, cleanup, remove, contain, treat, detoxify, or neutralize pollutants or in any way respond to or assess the effects of pollutants; or

3.                         Any cost, charge, expense or request for reimbursement arising out of 1. or 2. above.

This exclusion shall not apply to damages arising out of heat, smoke or fumes from a hostile fire. As used in this exclusion, hostile fire means a fire which becomes uncontrollable or breaks out from where it was intended to be.

M.                    Nuclear Hazards

Nuclear fission, nuclear fusion or radioactive contamination.

This exclusion does not apply to bodily injury to a patient arising out of the practice of Nuclear Medicine.

N.                       Asbestos

The manufacture, mining, use, sale, installation, removal, abatement, clean-up, distribution or exposure to asbestos, asbestos containing waste materials, asbestos waste, asbestos fibers, asbestos products and asbestos dust.

O.                       Sexual Misconduct

Any sexual act, including without limitation sexual intimacy (even if consensual), sexual contact, sexual advances, requests for sexual favors, sexual molestation, sexual assault, sexual abuse, sexual harassment, sexual exploitation or other verbal or physical conduct of a sexual nature. However, this exclusion does not apply to:

1.                         Any Specific individual Insured who allegedly committed such sexual misconduct, unless it is judicially determined that the Specific Individual Insured committed the sexual misconduct. If it is judicially determined that the Specific Individual Insured committed the sexual misconduct we will not pay any damages.

2.                         Any other Insured, unless that Insured;

a.                          knew or should have known about the sexual misconduct allegedly committed by the Specific Individual Insured, but failed to prevent or stop it; or

b.                         knew or should have known that the Specific Individual Insured who allegedly committed the sexual misconduct had a prior history of such sexual misconduct.

We will defend claims alleging such acts until final adjudication.

As used in this exclusion, Specific Individual Insured includes employees and authorized volunteer workers while performing duties related to the conduct of your business.

P.                         Discrimination/Humiliation

Any discrimination based on, but not limited to race, color, creed, sex, religion, age, national origin, physical impairment, sexual preference, nor any claims involving humiliation or mental anguish, arising out of such discrimination whether or not for alleged violation of any federal, state or local government law or regulation prohibiting such discrimination. However this exclusion does not apply to any act or alleged discrimination arising out of the provision of Professional Services.

Q.                       Expected Or Intended Injury

Damages or harm expected or intended from an Insured’s standpoint.

R.                        Other Coverage Parts

Any claims or suits brought under any Coverage Part of this Policy other than this Healthcare Professional Liability Claims Made Coverage Part.

S.                         Physicians

Any claim against any physician, including any resident, intern, extern, or fellow.

T.                        Insured vs. Insured

Any claims made by one Insured against another Insured.

This exclusion does not apply to:

1.                         services by any person as a member of your formal accreditation, standards review or similar professional board or committee otherwise covered by this Policy.

2.                         Services arising out of a medical incident involving professional services provided by an Insured to another Insured.

U.                       Penalties

Any fines, taxes or penalties.

IV. LIMITS OF INSURANCE

A.                      The Limits of Insurance shown in item 5(a) of the Declarations for Healthcare Professional Liability are exclusive of defense costs and the provisions below fix the most we will pay regardless of the number of:

1.                         Insureds;

2.                         Claims made or suits brought; or

3.                         Persons or organizations making claims or bringing suits.

B.                        Subject to paragraph A. above, the each medical incident limit stated in the Declarations, is the most we will pay under this Coverage Part for damages arising out of a single medical incident.

C.                        The Aggregate Limit stated in the Declarations is the most we will pay for all damages covered under this Coverage Part.

D.                       All claims arising from one medical incident or a series of related medical incidents shall be treated and shall be deemed to have occurred at the time of the first medical incident regardless of the number of claimants, or the number of Insureds against whom such claims are made.

E.                         If the policy period is extended for an additional period of less than 12 months, the additional period will be deemed part of the policy period for purposes of determining the Limits of Insurance.

V. ADDITIONAL CONDITIONS APPLICABLE TO THIS COVERAGE PART

In addition to the GENERAL POLICY PROVISIONS AND CONDITIONS - Section III. CONDITIONS APPLICABLE TO ALL COVERAGE PARTS, the following Conditions apply to this Coverage Part:

A.                      Automatic Extended Reporting Period

1.                         If we cancel or non renew this Coverage Part for any reason other than non-payment of premium, and if the Optional Extended Reporting Period Endorsement is not purchased, then we will provide an automatic extended reporting period of sixty (60) days, starting with the end of the policy period, during which claims arising out of medical incidents which take place on or after the retroactive date stated on the Declarations Page but before the end of the policy period may be first made.

2.                         The automatic extended reporting period does not extend the policy period or change the scope of coverage provided. Any claim first made during the automatic extended reporting period shall be deemed to have been made on the last day of the policy period.

3.                         The automatic extended reporting period, however, will not apply to claims if other insurance purchased by Insureds covers them or would have covered them had its limits of insurance of such policy not been exhausted.

4.                         The Aggregate Limits of Insurance applicable to this Coverage Part shall not be increased or reinstated for the automatic extended reporting period.

5.                         Our offer of terms, conditions or premium different from the expiring Policy or Coverage Part shall not be considered a refusal or failure to renew this insurance.

B.                        Optional Extended Reporting Period

1.                         If the First Named Insured or we cancel or do not renew this insurance, the First Named Insured shall have the option to purchase an Optional Extended Reporting Period Endorsement, beginning with the end of the policy period. The additional premium for and the term of the Optional Extended Reporting Period Endorsement shall be as stated in item 3.c. of the Declarations. The First Named Insured can not purchase this Endorsement if we cancel for non-payment of premium.

2.                         The Optional Extended Reporting Period Endorsement applies only to claims first made against the Insured during the Optional Extended Reporting Period and arising from medical incidents which take place on or after the retroactive date stated in the Declarations Page and before the end of the policy period. The Aggregate Limits of insurance applicable to this Coverage Part shall not be increased or reinstated for claims under the Endorsement. Claims first made during the Optional Extended Reporting Period Endorsement shall be deemed to have been made on the last day of the policy period.

3.                         To obtain an Optional Extended Reporting Period Endorsement the First Named Insured must request it in writing within sixty (60) days after the policy period ends and pay the premium due. If the First Named Insured does so, the premium shall be fully earned and the Extended Reporting Period Endorsement cannot be canceled. If we do not receive the written request and payment within sixty (60) days after the policy period ends, the First Named Insured may not exercise this option at a later date.

4.                         The insurance provided under the Extended Reporting Period Endorsement is excess over any other valid and collectible insurance that begins or continues in effect after the Extended Reporting Period Endorsement becomes effective, whether the other insurance applies on a primary, excess, contingent, or any other basis.

5.                         Our offer of terms, conditions or premium different from the expiring Policy or Coverage Part shall not be considered a refusal or failure to renew this insurance.

C.                        Duties in the Event Of A Claim or Suit

1.                         The First Named Insured or their designated claims manager must provide us with a quarterly listing, either electronically or in writing, of claims made under the policy. Notice shall include the following:

a.                          Claimant name;

b.                         Loss Date and Report Date; and

c.                          Current reserves and also paid amounts for which the First Named Insured is seeking reimbursement under the policy

2.                         The First Named Insured will cooperate with us, and any other person or persons designated by us, in providing any requested information as soon as reasonably practical.

28.01.10

ENDORSEMENT NO. 1

WHO IS AN INSURED ENDORSEMENT

Effective 12:01 AM: October 14, 2009

Forms a part of policy no.: BAT-1001-2009

Issued to: Radiation Therapy Services, Incorporated

By: Batan Insurance Company, SPC, Ltd.

It is understood and agreed that Section II. Who Is An Insured under Healthcare Professional Liability Claims Made Coverage Part is amended to include as an Insured, the complete listing of Named Insureds Entities and retroactive dates, as amended from time to time, on file with the risk management department of the First Named Insured.

All other terms, conditions and exclusions of the policy remain unchanged.

/s/ Authorized Signatory 28.01.10
AUTHORIZED REPRESENTATIVE

ENDORSEMENT NO. 2

BUSINESS ASSOCIATE ENDORSEMENT

Effective 12:01 AM: October 14, 2009

Forms a part of policy no.: BAT-1001-2009

Issued to: Radiation Therapy Services, Incorporated

By: Batan Insurance Company, SPC, Ltd.

Obligations of the Insurer

Pursuant to the Standards for Privacy of Individually Identifiable Health Information and the Health Insurance Reform Security Standards issued under the Health Insurance Portability and Accountability Act of 1996 {the “Privacy Rule” and the “Security Rule,” respectively), the Insurer shall:

1.                          Not use or further disclose protected health information, as defined by the Privacy Rule (“PHI”), other than:

a.                         To administer this Policy or reinsurance agreements to which the Insurer is a party relating to this Policy;

b.                        To analyze coverage and/or liability issues;

c.                         To evaluate claims for purposes of defense or settlement;

d.                        To set, evaluate or adjust reserves;

e.                         To set, raise or refund any current or future insurance or reinsurance premiums;

f.                           To underwrite this Policy or future insurance coverage;

g.                        To evaluate the Insured’s risk management, loss prevention and quality assurance activities;

h.                        As otherwise provided in this Endorsement or in connection with this Policy or as permitted or required by the Policy;

i.                            For the proper management and administration of the insurer and to carry out the legal responsibilities of the Insurer, provided in each case that the disclosure is required by law, or reasonable assurances are obtained from the person to whom the information is disclosed that it will be held confidentially and used or further disclosed only as required by law or for the purpose for which it was disclosed to such person and that the person notifies the Insurer of any instances of which it is aware in which the confidentiality of the information has been breached;

j.                            To provide data aggregation services relating to the health care operations of the Insureds; and

k.                         As required by applicable law.

2.                          Use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Endorsement. Additionally, the Insurer agrees to implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the electronic PHI that it creates, maintains or transmits on behalf of the Insured.

28.01.10

3.                          Report to the Insured who provided such PHI any use or disclosure of PHI not provided for by this Endorsement and any Security Incident (i.e., the attempted or successful unauthorized access, use, disclosure, modification or destruction of information or interference with system operations in an information system) of which the Insurer becomes aware.

4.                          Ensure that any of its agents or subcontractors to which the Insurer provides PHI received from or created or received on behalf of Insured agrees to the same restrictions and conditions that apply through this Endorsement to the Insurer with respect to PHI, including without limitation, the obligation to implement reasonable and appropriate safeguards to protect electronic PHI.

5.                          To the extent the Insurer maintains PHI in a designated record set (as defined by the Privacy Rule) and at the request of the Insured, make such PHI available for access to the Insured except for:

a.                         PHI maintained by the Insurer which is a copy of PHI held by the Insured; or

b.                        Information that is protected by the Privacy Rule or other applicable law from disclosure.

6.                          To the extent the Insurer maintains PHI in a designated record set (as defined by the Privacy Rule) and at the request of an Insured, make available to the Insured such PHI for amendment and incorporate any amendments to PHI provided by the Insured.

7.                          At the request of an Insured, provide documentation of disclosures of PHI made by the Insurer other than for purposes described in Paragraph 1 above and provide the following information related to each such disclosure for purposes of enabling the Insured to provide an accounting of disclosures of PHI as required under the Privacy Rule:

a.                         The date of the disclosure;

b.                        The name of the entity or person who received PHI and, if known, the address of such entity or person;

c.                         A brief description of PHI disclosed; and

d.                        A brief statement of the purpose of the disclosure that reasonably informs the Insured of the basis for the disclosure.

The foregoing is subject to all of the exceptions to an accounting of disclosures of PHI provided in the Privacy Rule (e.g., no accounting is required for disclosures of PHI made in connection with health care operations as defined by the Privacy Rule).

8.                          Make its internal practices, books, and records relating to the use and disclosure of PHI received from or by the Insurer on behalf of the Insured available to the Secretary of the United States Department of Health and Human Services for purposes of determining the Insured’s compliance with the Privacy Rule.

28.01.10

Obligations of the Insureds

An Insured shall:

1.                          Not request the Insurer to use or disclose PHI in any manner prohibited to the Insured under the Privacy Rule.

2.                          Notify the Insurer of any limitations in or changes to its Notice of Privacy Practices to the extent that such limitation or change may affect the Insurer’s use or disclosure of PHI.

3.                          Notify the Insurer of any restriction on the use or disclosure of PHI that it has agreed to in accordance with the Privacy Rule to the extent that such restriction may affect the Insurer’s use or disclosure of PHI.

Material Breach Involving PHI

Upon the Insured’s knowledge of a material breach by the Insurer of the provisions of this Endorsement involving the use or disclosure of PHI, the Insured shall provide the Insurer with written notice of such breach, including a description of the manner in which the circumstances leading to such breach can be cured. The Insured shall provide the Insurer with an opportunity to cure by taking steps to change such circumstances within the sixty-day period following the notice. if the breach is not cured within such sixty-day period, the Insured may terminate this Policy with respect to the Insured, if feasible. The Insurer acknowledges that if termination under those circumstances is not feasible, the Insured is obligated to report the violation to the Secretary of the United States Department of Health and Human Services.

Effect of Termination or Cancellation

The Insurer and the Insured acknowledge and agree that PHI will be needed by the Insurer following the termination or cancellation of the Policy for purposes described herein, and that it therefore is not feasible for the Insurer to return or destroy all PHI received from or on behalf of Insured. Therefore, the Insurer shall extend the protections of this Endorsement to such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible for so long as the Insurer maintains such PHI. These provisions shall survive termination of this Policy.

Applicability

This Endorsement applies to a particular Insured only if and to the extent such Insured is a covered entity or a member of the workforce of a covered entity within the meaning of the Privacy Rule. This Endorsement is being provided solely for the purpose of enabling the Insured to comply with its obligations as a “covered entity” under the Privacy Rule and does not constitute an agreement by the Insurer to be subject to any United States federal or state law to which the Insurer is not otherwise subject.

All other terms, conditions and exclusions of the policy remain unchanged.

/s/ Authorized Signatory 28.01.10
AUTHORIZED REPRESENTATIVE

ENDORSEMENT NO. 3

REVISED BUSINESS ASSOCIATE ENDORSEMENT

Effective 12:01 AM: February 17, 2010

Forms a part of policy no.: BAT-1001-2009

Issued to: Radiation Therapy Services, Incorporated

By: Batan Insurance Company, SPC, Ltd.

Effective February 17, 2010 this endorsement replaces Endorsement No. 2 Business Associate Endorsement:

Obligations of the Company

Pursuant to the Standards for Privacy of Individually Identifiable Health Information and the Health Insurance Reform Security Standards issued under the Health Insurance Portability and Accountability Act of 1996 and subsequent modifications thereof (the “Privacy Rule” and the “Security Rule,” respectively), the Company shall:

1.                         Not use or further disclose protected health information, as defined by the Privacy Rule (“PHI”), other than:

a.                          To administer this Policy or reinsurance agreements to which the Company is a party relating to this Policy;

b.                         To analyze coverage and/or liability issues;

c.                          To evaluate claims for purposes of defense or settlement;

d.                         To set, evaluate or adjust reserves;

e.                          To set, raise or refund any current or future insurance or reinsurance premiums;

f.                            To underwrite this Policy or future insurance coverage;

g.                         To evaluate the Insured’s risk management, loss prevention and quality assurance activities;

h.                         As otherwise provided in this Endorsement or in connection with this Policy or as permitted or required by the Policy;

i.                             For the proper management and administration of the Company and to carry out the legal responsibilities of the Company, provided in each case that the disclosure is required by law, or reasonable assurances are obtained from the person to whom the information is disclosed that it will be held confidentially and used or further disclosed only as required by law or for the purpose for which it was disclosed to such person and that the person notifies the Company of any instances of which it is aware in which the confidentiality of the information has been breached;

j.                             To provide data aggregation services relating to the health care operations of the Insureds; and

k.                          As required by applicable law.

2.                         Use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Endorsement. Additionally, the Company agrees to implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the electronic PHI that it creates, maintains or transmits on behalf of the Insured.

28.01.10

3.                         Report to the Insured who provided such PHI any use or disclosure of PHI not provided for by this Endorsement, any Security Incident (i.e., the attempted or successful unauthorized access, use, disclosure, modification or destruction of information or interference with system operations in an information system) and any “breach” of “unsecured PHI” (as those terms are defined in the Health Information Technology for Clinical Health Act (the “HITECH Act”)) of which the Company becomes aware.

4.                         Ensure that any of its agents or subcontractors to which the Company provides PHI received from or created or received on behalf of Insured agrees to the same restrictions and conditions that apply through this Endorsement to the Company with respect to PHI, including without limitation, the obligation to implement reasonable and appropriate safeguards to protect electronic PHI.

5.                         To the extent the Company maintains PHI in a designated record set (as defined by the Privacy Rule) and at the request of the Insured, make such PHI available for access to the Insured except for:

(a)                     PHI maintained by the Company which is a copy of PHI held by the Insured; or

(b)                    Information that is protected by the Privacy Rule or other applicable law from disclosure.

6.                         To the extent the Company maintains PHI in a designated record set (as defined by the Privacy Rule) and at the request of an Insured, make available to the Insured such PHI for amendment and incorporate any amendments to PHI provided by the Insured.

7.                         At the request of an Insured, provide documentation of disclosures of PHI made by the Company other than for purposes described in Paragraph 1 above and provide the following information related to each such disclosure for purposes of enabling the Insured to provide an accounting of disclosures of PHI as required under the Privacy Rule:

(a)                     The date of the disclosure;

(b)                    The name of the entity or person who received PHI and, if known, the address of such entity or person;

(c)                     A brief description of PHI disclosed; and

(d)                    A brief statement of the purpose of the disclosure that reasonably informs the Insured of the basis for the disclosure.

The foregoing is subject to all of the exceptions to an accounting of disclosures of PHI provided in the Privacy Rule as modified by the HITECH Act.

8.                         Make its internal practices, books, and records relating to the use and disclosure of PHI received from or by the Company on behalf of the Insured available to the Secretary of the United States Department of Health and Human Services for purposes of determining the Insured’s compliance with the Privacy Rule.

Obligations of the Insureds

An Insured shall:

(1)                    Not request the Company to use or disclose PHI in any manner prohibited to the Insured under the Privacy Rule.

(2)                    Notify the Company of any limitations in or changes to its Notice of Privacy Practices to the extent that such limitation or change may affect the Company’s use or disclosure of PHI.

(3)                    Notify the Company of any restriction on the use or disclosure of PHI that it has agreed to in accordance with the Privacy Rule to the extent that such restriction may affect the Company’s use or disclosure of PHI.

Material Breach Involving PHI

Upon the Insured’s knowledge of a material breach by the Company of the provisions of this Endorsement involving the use or disclosure of PHI, the insured shall provide the Company with written notice of such breach, including a description of the manner in which the circumstances leading to such breach can be cured. The Insured shall provide the Company with an opportunity to cure by taking steps to change such circumstances within the sixty-day period following the notice. If the breach is not cured within such sixty-day period, the Insured may terminate this Policy with respect to the Insured, if feasible. The Company acknowledges that if termination under those circumstances is not feasible, the Insured is obligated to report the violation to the Secretary of the United States Department of Health and Human Services (the “Secretary”).

If the Company reports a breach of unsecured PHI (as defined in the HITECH Act) to the Insured, the Insured shall provide any notices required by the HITECH Act to (i) the individuals whose PHI was involved in the breach, and (ii) the Secretary. Upon request of the Insured and subject to applicable law, the Company shall provide the Insured with information in its possession required for such notices.

Effect of Termination or Cancellation

The Company and the Insured acknowledge and agree that PHI will be needed by the Company following the termination or cancellation of the Policy for purposes described herein, and that it therefore is not feasible for the Company to return or destroy all PHI received from or on behalf of Insured. Therefore, the Company shall extend the protections of this Endorsement to such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible for so long as the Company maintains such PHI. These provisions shall survive termination of this Policy.

Applicability

This Endorsement applies to a particular Insured only if and to the extent such Insured is a covered entity or a member of the workforce of a covered entity within the meaning of the Privacy Rule. This Endorsement is being provided solely for the purpose of enabling the Insured to comply with its obligations as a “covered entity” under the Privacy Rule and does not constitute an agreement by the Company to be subject to any United States federal or state law to which the Company is not otherwise subject.

/s/ Authorized Signatory 28.01.10
Authorized Representative